UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 17, 2020

ESSEX PROPERTY TRUST, INC.
ESSEX PORTFOLIO, L.P.
(Exact Name of Registrant as Specified in Its Charter)

001-13106 (Essex Property Trust, Inc.)
333-44467-01 (Essex Portfolio, L.P.)
(Commission File Number)

Maryland (Essex Property Trust, Inc.)	77-0369576 (Essex Property Trust, Inc.)
California (Essex Portfolio, L.P.)	77-0369575 (Essex Portfolio, L.P.)
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1100 Park Place, Suite 200
San Mateo, CA 94403
 (Address of principal executive offices, including zip code)

(650) 655-7800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 par value (Essex Property Trust, Inc.)	ESS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter):

Essex Property Trust, Inc.	Emerging growth company	☐
Essex Portfolio, L.P.	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Federal Income Tax Considerations

As a result of recent changes in applicable tax law, the discussion under the heading “Material Federal Income Tax Considerations” in Exhibit 99.1 hereto (incorporated herein by reference) supersedes and replaces the discussion under the heading “Material Federal Income Tax Considerations” in (i) Exhibit 99.1 to Essex Property Trust, Inc.’s (the “Company”) and Essex Portfolio, L.P.’s (the “Operating Partnership”) Current Report on Form 8-K filed with the Securities and Exchange Commission on February 4, 2019 and (ii) the prospectus dated September 28, 2018, which is a part of the Company’s and the Operating Partnership’s Registration Statement on Form S-3 (File Nos. 333-227600 and 333-227600-01, respectively) filed with the Securities and Exchange Commission on September 28, 2018.

Cash Delinquencies

Due to the impact of the ongoing COVID-19 pandemic and related economic uncertainty, the Company has provided updated delinquency data. Cash delinquencies as a percentage of scheduled rent for the same-property portfolio are indicated in the following table:

Same-Property Portfolio (47,347 units)	Preliminary June 2020 as of June 15, 2020(3)	May 2020	April 2020	1Q 2020
Cash delinquencies as a % of scheduled rent (1)(2)	4.4%	4.1%	5.0%	0.4%

(1)
The Company is currently in the process of executing payments plans related to second quarter 2020 cash delinquencies. As part of this process, the Company will assess the collectability reserve attributable to those deferred payments and the anticipated execution of payment plans in the future, which is expected to partially mitigate the second quarter 2020 delinquencies.

(2)
Scheduled rent represents the value of all apartment homes, with occupied apartment homes valued at contractual rental rates pursuant to leases and vacant apartment homes valued at estimated market rents.

(3)
Preliminary June 2020 cash delinquencies as a percentage of scheduled rent as of June 15, 2020 was 4.4%. This represents a 60 basis point decrease as compared to May 2020 cash delinquencies as a percentage of scheduled rent as of May 15, 2020.

These preliminary estimates are unaudited and have been prepared in good faith on a consistent basis with prior periods. However, the Company has not completed its financial closing procedures for the second quarter 2020 and its actual results could vary materially from these preliminary estimates. In addition, these preliminary estimates are not necessarily indicative of the results to be achieved in any future period. Investors are cautioned not to place undue reliance on these preliminary estimates.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Material Federal Income Tax Considerations

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: June 17, 2020
Essex Property Trust, Inc.

/s/ Anne Morrison
	Name:	Anne Morrison
	Title:	Senior Vice President, General Counsel and Secretary

Essex Portfolio, L.P.

By: Essex Property Trust, Inc., its General Partner

/s/ Anne Morrison
	Name:	Anne Morrison
	Title:	Senior Vice President, General Counsel and Secretary